UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒  Definitive Information Statement

HOTAPP INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

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HOTAPP INTERNATIONAL, INC.
4800 Montgomery Lane Suite 210
Bethesda, MD 20814

NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY HOWEVER
YOU ARE ENTITLED TO SEND A PROXY

Dear Stockholder:

This Information Statement is being furnished on or about April 11, 2017 by the Board of Directors (the “Board”) of HotApp International, Inc., a Delaware corporation (the “Corporation”), to the holders of record of the Corporation’s issued and outstanding common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on March 28, 2017 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Corporation had no other voting capital stock outstanding on the Record Date.

The purpose of this Information Statement is to inform holders of Common Stock that pursuant to Delaware General Corporate Law, holders of a majority of our outstanding voting stock have approved the following (“Corporate Actions”):

■
Amend our Articles of Incorporation to increase our authorized shares of common stock, $0.0001 par value, from 500,000,000 to 1,000,000,000.

The Corporate Actions will become effective on or about May 1, 2017 or as soon thereafter as practical, a date that is at least 20 days from the mailing of this Information Statement to our stockholders.  This Information Statement is first being mailed to stockholders on or about April 11, 2017.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THESE MATTERS.

Dated: April 11, 2017

By Order of the Board of Directors:

/s/ Fai H. Chan

Chief Executive Officer

i

HOTAPP INTERNATIONAL, INC.
4800 Montgomery Lane Suite 210
Bethesda, MD 20814
O
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY HOWEVER
YOU ARE ENTITLED TO SEND A PROXY

 INTRODUCTION

This Information Statement is being furnished by HotApp International, Inc., a Delaware corporation (the “Company,” “we,” “our,” “us” or words of similar import), to our stockholders, as of the close of business on the record date, March 28, 2017 (”Record Date”), regarding the following corporate actions (“Corporate Actions”):

■
Amend our Articles of Incorporation to increase our authorized shares of common stock, $0.0001 par value, from 500,000,000 to 1,000,000,000.

The Corporate Actions were adopted at a meeting of our Board of Directors March 27, 2017, and the Board of Directors recommended that the Corporate Actions be presented to our shareholders for approval.

Pursuant to Delaware General Corporate Law (“DGCL”), on the Record Date, one of our shareholders owning 5,801,687 shares of our common stock, or collectively 98.17% of our outstanding voting securities (“Majority Shareholder”) on the Record Date executed written consents approving the Corporate Actions. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the DGCL which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the DGCL, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In addition, our By-Laws provide that the vote of a majority of shareholders is required to amend the By-Laws.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Charter Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. The Board of Directors recommended approval of the Corporate Actions to the Majority Shareholder.

Holders of the Corporation’s Common Stock do not have appraisal or dissenter’s rights under DGCL in connection with the matters approved by stockholders in this Information Statement.  No other votes were required or necessary to adopt the Corporate Actions and none is being solicited hereunder (See the captions “Vote Required for Approval” and “Voting Securities” herein).

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the corporate action without a meeting of stockholders. However, the Corporate Actions will become effective on or about May 1, 2017 or as soon thereafter as practical, a date that is at least 20 days from the mailing of this Information Statement to our stockholders.

The Board has fixed the close of business on the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

We will bear the entire cost of furnishing this Information Statement to any stockholder who requests a hard copy rather than Internet availability. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE PROPOSALS APPROVED BY WRITTEN CONSENT OF A MAJORITY OF THE STOCKHOLDERS.

This Information Statement is first being sent to shareholders on or about April 11, 2017.

BACKGROUND OF THE ACTIONS TO BE TAKEN

On March 27, 2017, the Company entered into a Loan Conversion Agreement with Singapore eDevelopment Limited (“SeD”), a Singapore company, pursuant to which SeD agreed to convert $450,890.00 of debt owed by Company to SeD into 500,988,889 common shares at a conversion price of $0.0009. On March 27, 2017, SeD and the Company also entered into a Preferred Stock Cancellation Agreement, by which SeD agreed to cancel its 13,800,000 shares Perpetual Preferred Stock issued by the Company.

AMENDMENT TO THE ARTICLES OF INCORPORATION-INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors and Majority Stockholder of the Company have approved an increase in the number of the Company’s authorized shares of common stock from 500,000,000 to 1,000,000,000 by means of an amendment to the Company’s Articles of Incorporation.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of Common Stock. However, because the holders of common stock do not have preemptive rights to purchase or subscribe for any new issuances of common stock, the authorization and subsequent issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter current stockholders’ relative rights and limitations.

The increase in the authorized common stock will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's non-voting stockholders.

The Company’s Board of Directors believes that the amendment to the Company’s share capital will allow the Company to issue shares to SeD as a result of the conversion of debt (as described above), and to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, and providing equity incentives to employees.

In general, the issuance of any new shares of common stock will cause immediate dilution to the Company’s existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company’s authorized common stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the common stock. Such an issuance of shares of common stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized common stock be utilized as an anti-takeover measure.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the holders of a majority of the outstanding shares of the common stock is required for the approval of the Corporate Actions. On the Record Date, the Corporate Actions was approved by the holders of approximately 98% of the outstanding shares of our voting stock.

VOTING SECURITIES

The voting securities of the Company as of the Record Date consist of its Common Stock, of which 5,909,687 were issued and outstanding. All outstanding Common Stock are entitled to one vote on each matter submitted for voting by the shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of Record Date, there were a total of 5,909,687 shares of Common Stock outstanding. the following table describes the beneficial ownership of our voting securities by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. Unless otherwise stated, the address of each individual is our address, 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814. All ownership is direct, unless otherwise stated.

Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class*

Greater than 5% Holders

Singapore eDevelopment Limited (2) 10 Winstedt Road #02-02 Singapore 227977	Common	5,801,687	98.17%

Officer and Directors

Fai H. Chan (2)	Common	5,801,687	98.17%
All officers and directors (4 persons)	Common	5,801,687	98.17%

(1).  “Beneficial ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.
(2). Fai H. Chan, our director, is the Chief Executive Officer of the entity.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

No Dissenters’ Right of Appraisal

Neither DGCL law nor our Articles of Incorporation provides our shareholders with dissenters’ rights in connection with the amendment to our Articles. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Articles of Incorporation, even if a shareholder has not been given an opportunity to vote.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements and financial statement schedule information included therein, as filed with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.